Exhibit 23.4

CONSENT OF JONES LANG LASALLE AMERICAS, INC.

We hereby consent to the use of our name in the Registration Statement on Form S-8 (together with any amendments or supplements thereto, the “Registration Statement”), to be filed by JBG SMITH Properties and the references to the Jones Lang LaSalle Americas, Inc. market research prepared for JBG SMITH Properties wherever appearing in the Registration Statement, including by incorporation by reference to (i) JBG SMITH Properties’ Registration Statement on Form 10 (File No. 001-37994) filed on January 24, 2017, as amended and (ii) JBG SMITH Properties’ Current Report on Form 8-K (File No. 001-37994) filed on June 27, 2017, including but not limited to the references in Exhibit 99.1 to such Registration Statement on Form 10 and Exhibit 99.1 to such Current Report on Form 8-K to our company under the headings “Summary—Industry Overview and Market Opportunity,” “Industry Overview and Market Opportunity” and “Business and Properties.”

Dated: September 12, 2017

JONES LANG LASALLE AMERICAS, INC.

By	/s/ John Sikaitis
Name:	John Sikaitis
Title:	Managing Director